AMENDMENT THIRTY-ONE

This amendment (the “Amendment”) between the parties signing below (the “Parties”) amends the Existing Agreement as of May 4, 2026:

Term	Means
“Existing Agreement”	The Transfer Agency and Services Agreement between the Trust and Transfer Agent dated December 8, 2008, as amended
“Transfer Agent”	ALPS Fund Services, Inc.
“Trust”	AQR Funds

Except as amended hereby, all terms of the Existing Agreement remain in full force and effect. This Amendment includes the amendments in Article A and general terms in Article B.

IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized representatives.

ALPS Fund Services, Inc.		AQR Funds

By:	/s/ Bhagesh Malde	By:	/s/ Nicole DonVito

Name:	Bhagesh Malde	Name:	Nicole DonVito

Title:	Authorized Signatory	Title:	Chief Legal Officer, VP & Secretary

Article A to this Amendment

Amendments

1.	In accordance with regulatory filings, effective May 4, 2026, certain existing Funds will be reorganized into other existing Funds as identified below:

a.	AQR Large Cap Momentum Style Fund to be reorganized into AQR Large Cap Multi-Style Fund

b.	AQR Small Cap Momentum Style Fund to be reorganized into AQR Small Cap Multi-Style Fund

c.	AQR International Momentum Style Fund to be reorganized into AQR International Multi-Style Fund

d.	AQR International Defensive Style Fund to be reorganized into AQR International Multi-Style Fund

2.	Effective May 12, 2026, AQR Global Equity Fund’s name is changed to AQR Global Fund.

3.	Effective as of May 4, 2026, the Existing Agreement is amended as follows:

a.	Schedule A Fund List is deleted in its entirety and replaced with new Schedule A attached hereto.

b.	The last bullet in the Print/mail section of Schedule E “Service Levels/Performance Standards” is deleted and replaced with:

o	The Transfer Agent will mail or email monthly and quarterly statements to shareholders within ten (10) Business Days after the applicable month-end or quarter-end.

Article B to this Amendment

General Terms

1.	Capitalized terms not defined herein shall have the meanings given to them in the Existing Agreement.

2.

The Parties’ duties and obligations are governed by and limited to the express terms and conditions of this Amendment, and shall not be modified, supplemented, amended or interpreted in accordance with, any industry custom or practice, or any internal policies or procedures of any Party. This Amendment (including any attachments, schedules and addenda hereto), along with the Existing Agreement, as amended, contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the Parties with respect thereto.

3.

This Amendment may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. Signatures may be exchanged via facsimile or electronic mail and signatures so exchanged shall be binding to the same extent as if original signatures were exchanged.

4.

This Amendment and any dispute or claim arising out of or in connection with it, its subject matter or its formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of the same jurisdiction as the Existing Agreement.

SCHEDULE A

FUND LIST

FUND	CLASSES OFFERED
AQR Global Equity Fund (to be renamed AQR Global Fund effective May 12, 2026)	Class N Class I Class R6
AQR Diversified Arbitrage Fund	Class N Class I Class R6
AQR Managed Futures Strategy Fund	Class N Class I Class R6
AQR Multi-Asset Fund	Class N Class I Class R6
AQR Large Cap Defensive Style Fund	Class N Class I Class R6
AQR Risk-Balanced Commodities Strategy Fund	Class N Class I Class R6
AQR Large Cap Multi-Style Fund	Class N Class I Class R6
AQR Small Cap Multi-Style Fund	Class N Class I Class R6
AQR International Multi-Style Fund	Class N Class I Class R6
AQR Long-Short Equity Fund	Class N Class I Class R6
AQR Managed Futures Strategy HV Fund	Class N Class I Class R6
AQR Style Premia Alternative Fund	Class I Class N Class R6
AQR Macro Opportunities Fund	Class N Class I Class R6
AQR Emerging Multi-Style II Fund	Class I Class N Class R6
AQR Equity Market Neutral Fund	Class I Class N Class R6
AQR Alternative Risk Premia Fund	Class I Class N Class R6
AQR Diversifying Strategies Fund	Class I Class N

Class R6
AQR Trend Total Return Fund	Class I Class N Class R6
AQR CVX Fusion Fund	Class I Class N Class R6
AQR LSE Fusion Fund	Class I Class N Class R6
AQR MS Fusion Fund	Class I Class N Class R6
AQR MS Fusion HV Fund	Class I Class N Class R6